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                                                                   EXHIBIT 9.2

                             VOTING TRUST AGREEMENT


         VOTING TRUST AGREEMENT ("Agreement"), dated as of February 16, 1996, by and between RICHARD D. MONDRE ("Mondre") and DAVID EPSTEIN, as voting trustee and not as an individual (the "Voting Trustee").

                             Preliminary Statement

         Reference is made to the Stock Purchase and Shareholder Agreement pursuant to which this Agreement is executed and delivered ("Purchase Agreement") between Mondre and Voting Trustee. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the covenants made in the Purchase Agreement, and in order to induce Voting Trustee to consummate the transactions contemplated by the Purchase Agreement, Mondre hereby makes the following covenants and agreements to and with the Voting Trustee.

         1. Creation of Voting Trust. Mondre acknowledges that he has made subject to this Agreement, and Mondre shall deposit and deliver, and hereby irrevocably assigns, to the Voting Trustee, all of the Purchased Stock
owned by him.   The Voting Trustee shall cause to be issued to and in the name of Mondre a Voting Trust Certificate representing the Purchased Stock so
received by the Voting Trustee.   Mondre shall execute and deliver to the
Voting Trustee such instruments of transfer as the Voting Trustees may reasonably require in order to effectuate and confirm the assignment and deposit referred to above.

         2. Powers of Voting Trustee. During the term of this Agreement and the continuance of the voting trust created under this Agreement, the Voting Trustee shall possess and be entitled to exercise in respect of the Purchased Stock from time to time subject hereto all rights of voting and abstaining from voting or otherwise to participate in stockholders actions in all matters relating to Precision Response Corporation, a Florida corporation (the "Company"), and shall, without any limitation whatever, be free to exercise his own discretion in so doing, including the election of the Voting Trustee or his nominees as directors or officers, or both, of the Company.

         3.      Voting Trust Certificates and Permitted Transfers.

                 (a) Each Voting Trust Certificate issued hereunder shall be substantially in the form of Schedule "I" hereto, or in such





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other form as may from time to time be adopted by the Voting Trustee, and shall be signed by the Voting Trustee. Subject to the terms hereof, a Voting Trust Certificate issued by the Voting Trustee and so signed shall entitle the registered holder thereof upon the termination of this Agreement (or upon the permitted sale of Purchased Stock from time to time as hereinafter provided in accordance with the terms of this Agreement), to receive in accordance with the provisions hereof a share certificate or certificates for the number of shares or Purchased Stock (or lower number, if requested pursuant to a permitted sale) represented thereby, and in the meantime to the rights in respect of such Purchased Stock provided in this Agreement.

                 (b) Subject to the terms of the Purchase Agreement, the Stock Pledge Agreement and all other agreements executed in connection therewith, Mondre shall, provided that no default under the Purchase Agreement, the Stock Pledge Agreement or any other agreement executed in connection therewith has occurred and is continuing, be released from the trust created hereby in connection with any sale of such Purchased Stock by Mondre in a sale transaction which is permitted by the Purchase Agreement, the Stock Pledge Agreement, any other agreements existing which restrict transferability of the Purchased Stock, and applicable law (a "Permitted Sale"). In order to effectuate a Permitted Sale, Mondre shall give the Voting Trustee at least three (3) business days advance written notice of his desire to enter into a Permitted Sale, specifying the exact number of shares of Purchased Stock that shall be subject to the Permitted Sale. Upon the execution of the Permitted Sale, Mondre shall deliver or cause the applicable broker to send to the Voting Trustee by facsimile transmission, personal delivery or commercial courier service, with confirmation by telephone, a written confirmation of execution of the Permitted Sale ("Permitted Sale Confirmation"). Upon receipt of the Permitted Sale Confirmation, the Voting Trustee shall as soon as is practicable, but not later than three (3) days thereafter, cause the appropriate stock certificate(s) and Voting Trust Certificate(s) to be issued, reissued and/or cancelled in whole or in part as necessary to deliver to Mondre or the applicable broker a stock certificate (legended, if required in the Company's opinion) issued in the name of Mondre or his permitted assignee for the number of shares of Purchased Stock specified in the Permitted Sale Confirmation, and, if necessary, a Voting Trust Certificate to replace the Voting Trust Certificate(s) cancelled in connection with the Permitted Sale covering the balance of any shares of Purchased Stock covered by the cancelled Voting Trust Certificate(s) which are not part of the Permitted Sale. Mondre shall, together with the aforementioned three-day notice to the Voting Trustee, deliver to the Voting Trustee his Voting Trust Certificate(s) covering at least the number of shares of Purchased Stock sought to be transferred in the Permitted Sale, endorsed in






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such manner and/or accompanied by such other instruments of transfer as the
Voting Trustee may reasonably require so that the Voting Trustee may undertake the procedures set forth in the preceding sentence. The Voting Trustee or the Company may require Mondre to execute and deliver, in connection with any purported Permitted Sale, such affidavits and other assurances to the effect that what is proposed by Mondre is in fact a Permitted Sale. In the event of transfers of the Purchased Stock for estate planning purposes or upon Mondre's death permitted by the Purchase Agreement (a "Permitted Transfer"), such Purchased Stock shall remain subject to the voting trust created hereby and Mondre's Voting Trust Certificate shall be transferable to the transferee as set forth in Section 5 below. Except as set forth in the preceding sentence, Voting Trust Certificates are not transferable in any circumstances.

         4. Recapitalization. In the event of the subdivision, consolidation, change (by stock split or dividend or otherwise), classification or reclassification at any time of any shares of Purchased Stock at such time subject to the voting trust hereby created into a higher or lower number of shares of the Company or into a different class of shares of the Company, or in the event of the conversion of such shares upon the amalgamation of the Company with any other company or companies, the Voting Trust Certificate representing the same shall thereafter represent the numbers and classes of shares resulting from such subdivision, consolidation, change, classification, reclassification or conversion until such Voting Trust Certificate is exchanged for a new Voting Trust Certificate correctly describing the securities represented thereby.

         5. Successors. To the extent that the beneficial ownership of shares of Purchased Stock subject hereto is transferred pursuant to a Permitted Transfer or otherwise is transferred by operation of law, the person becoming entitled to a Voting Trust Certificate in consequence thereof shall be entitled, upon surrender of the Voting Trust Certificate and production of such evidence of the right of such person as the Voting Trustee shall then reasonably require, and upon compliance with the requirements of all applicable laws including payment of a sum equal to all applicable security transfer taxes (if any) payable in respect thereof, to one or more Voting Trust Certificates in the name of such person in lieu of the Voting Trust Certificate so surrendered, with a replacement Voting Trust Certificate covering any beneficial ownership of Purchased Stock not so transferred to be issued to Mondre.

         6. Loss or Destruction of Voting Trust Certificates. In the event of the mutilation of any Voting Trust Certificate, the Voting Trustee may upon surrender thereof cause to be issued a replacement Voting Trust Certificate. In the event of the loss, destruction or






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theft of any Voting Trust Certificate, the Voting Trustee may cause to be issued a replacement Voting Trust Certificate upon production of such evidence of such loss, destruction or theft and such indemnity as the Voting Trustee may in his discretion reasonably require.

         7. Third Parties. The Voting Trustee shall be entitled at all times to treat and consider for all purposes the registered holder of a Voting Trust Certificate as the holder and legal and beneficial owner thereof and of the beneficial interest in the Purchased Stock represented thereby and shall not be required to take notice of any interest, trust or claim of any third party.

         8. Distributions. Subject to the provisions of Section 9 hereof, the registered holder of a Voting Trust Certificate, upon any cash or property distribution (other than as described in Section 4 above) by the Company (including without limitation any cash dividend or cash redemption payment) to its stockholders in respect of the Company's capital stock shall be entitled to receive from the Voting Trustee such holder's pro rata share of such distribution, provided that the Voting Trustee may deduct therefrom any amount he may be lawfully required to withhold and account for in respect of taxes. Notwithstanding the foregoing provisions of this Section 8, where any such distribution by the Company constitutes a final cash or property distribution (either by way of redemption or otherwise, but excluding any distribution described in Section 4 above) in respect of any shares of the capital stock of the Company represented by a Voting Trust Certificate, the Voting Trustee shall not be required to make any distribution under this Section 8 to the holder of such Voting Trust Certificate until surrender thereof.

         9. Registered Holder. Any distribution or partial distribution to a holder of a Voting Trust Certificate under the provisions of Section 8 hereof by the Voting Trustee shall be made to the registered holder of such Voting Trust Certificate at the time of such distribution or partial distribution (unless otherwise directed in writing by such registered holder) whether or not such registered holder was the registered holder thereof at the time the money or property so distributed was received by the Voting Trustee.

         10. Cancellation of Certificates. All Voting Trust Certificates surrendered pursuant to the provisions hereof shall be cancelled, subject to the obligation of the Voting Trustee to issue replacement Voting Trust Certificate(s) or Voting Trust Certificate(s) representing the balance of any shares of Purchased Stock not included in a Permitted Sale or Permitted Transfer as contemplated by this Agreement.






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         11.     Limitations on Liability of Voting Trustee.  By way of
supplement to, and not in lieu of, the provisions of any law affording protection or powers to trustees and notwithstanding any law or principle of law to the contrary it is agreed that:

                 (a) neither the Voting Trustee nor any nominee of the Voting Trustee shall be under any liability or responsibility by reason of any loss or damage arising in consequence of any mistake or error of law or fact or any matter or thing done or omitted to be done under or in relation to this Agreement whatever except to the extent such loss or damage is in consequence of his own wilful wrongful act, wilful wrongful neglect or wilful default;

                 (b) in relation to this Agreement the Voting Trustee may take the opinion or advice of any counsel or other expert, and shall not be responsible for any loss occasioned by acting or failing to act thereon, except as provided in subsection (a) of this Section 11; and

                 (c) the Voting Trustee or any firm or corporation in which he may be a member, shareholder, officer or director or with which he may have any other connection may deal with the Company or with its shares or with Voting Trust Certificates representing the same in any manner whatever as fully as though he were not a Voting Trustee.

         12. Dissolution of Voting Trust. The voting trust created under this Agreement shall dissolve on the earliest of the following dates:

                 (a)      the tenth anniversary of the date hereof;

                 (b)      the date of a Change In Control;

                 (c) the date when the Voting Trustee shall execute a written instrument so declaring or shall resign in writing; or

                 (d) the date when no shares of Purchased Stock remain subject to the voting trust created hereby.

Thereafter, the Voting Trustee shall (except for a dissolution under subsection
(c)) notify all registered holders of Voting Trust Certificates of such dissolution. Such notice shall fix a place or places and a day (which shall be within fifteen days thereafter) at which and on and after which any registered holder of a Voting Trust Certificate may, on surrender thereof, receive a share certificate or certificates for the shares represented thereby. Upon such dissolution the rights of the holders of Voting Trust Certificates shall be confined to the rights provided by this Section 12 and the right to receive their proportionate interest or






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interests in any other property then subject to the trust hereof and not theretofore distributed; provided that the register or registers of the Voting Trust Certificate holders shall be kept open by the Voting Trustee for thirty days after such dissolution to enable surrenders of Voting Trust Certificates. At any time after thirty days following the day upon which Voting Trust Certificates may first be surrendered pursuant to the said notice and after distribution or payment of all other property (if any) held upon the trust hereof the Voting Trustee may close such registers and transfer the shares represented by unsurrendered Voting Trust Certificates to the Company's stock transfer agent for transfer to the respective registered holders of the Voting Trust Certificates representing the same or their lawful permitted assigns against surrender of such Voting Trust Certificates, whereupon this Agreement shall terminate and the Voting Trustee shall be under no further obligation to such holders, provided that the provisions of Section 11 shall survive.

         13. Governing Law. Notwithstanding any law or principle of law to the contrary and regardless of the domicile or residence of any Voting Trustee or any nominee thereof or Mondre, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         14. Amendments and Waivers. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         16. Notices. Any notice, request or other document to be given hereunder to a party shall be given in the manner required by the Purchase Agreement.

         17. Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.






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         18.     Section Headings.  The section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         20. Entire Agreement. This Agreement, together with the Purchase Agreement and the Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto, contain the entire agreement between the parties hereto, and supersede all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof.

         21. Gender. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                                        /s/ Richard D. Mondre
                                        ------------------------
                                        RICHARD D. MONDRE


VOTING TRUSTEE:

/s/ David Epstein
- ---------------------------------
DAVID EPSTEIN, as Voting Trustee
and not individually






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                                  SCHEDULE "I"



                             CERTIFICATE NO. _____

                            VOTING TRUST CERTIFICATE
                      IN RESPECT OF SHARES OF COMMON STOCK
                                       OF
                 PRECISION RESPONSE CORPORATION (THE "COMPANY")
                    (INCORPORATED UNDER THE LAWS OF FLORIDA)

         THIS CERTIFIES THAT, following the dissolution of the voting trust under, or otherwise in accordance with the terms of, a certain Voting Trust Agreement (the "Agreement") dated as of the 16th day of February, 1996 and made by and between Richard D. Mondre and David Epstein as the original Voting Trustee thereunder,


________________________________________________________________________________
                                     (Name)


who is the registered holder of this Voting Trust Certificate, will, on surrender hereof, be entitled to receive, except as otherwise provided in the Agreement, a stock certificate or certificates for ___________________________ shares of common stock with a par value of $1.00 per share (United States currency) in the capital of the Company, or such number of shares of such other class of the capital stock of the Company as this Voting Trust Certificate may then represent in accordance with the terms of the Agreement, be entitled to receive payment of the amount of any distribution received in cash by the Voting Trustee in respect of the shares or any thereof represented hereby to the extent not theretofore distributed by the Voting Trustee in accordance with the terms of the Agreement and to have the rights provided by the Agreement in respect of any dividend or other distribution received other than in cash by the Voting Trustee in respect of such shares.

         This Voting Trust Certificate is issued under and pursuant to, and the rights of the holder or holders hereof and of the Voting Trustee are subject to and limited by, the terms of the Agreement, an executed copy of which is on file and open to inspection at all reasonable times by holders of Voting Trust Certificates at the offices of the Company at 1505 Northwest 167th Street, Miami, Florida 33169.

         This Voting Trust Certificate and the beneficial interest under the Agreement in all or any of the shares represented hereby are, subject to the restrictions on transferability which under the





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Agreement or applicable law exist or may from time to time exist, transferable only by the registered holder hereof, in person or by duly authorized attorney, on the books kept by the Voting Trustee at the aforesaid offices, upon surrender of this Voting Trust Certificate duly endorsed and/or accompanied by a sufficient instrument of transfer duly executed by the registered holder hereof or the attorney of such registered holder with proof satisfactory to the Voting Trustee of such due execution and, where applicable, of the appointment of such attorney, and payment of a sum equal to all applicable security transfer taxes (if any) payable in respect of such transfer.

         The Voting Trustee is entitled at all times to treat and consider for all purposes the registered holder hereof as the holder and legal and beneficial owner hereof and of the beneficial interest under the Agreement in the shares represented hereby and is not required to take notice of any interest, trust or claim of any third party.

         The voting trust under the Agreement will be dissolved on February 15, 2006, unless sooner dissolved in accordance with the provisions of the Agreement.

         IN WITNESS WHEREOF, the Voting Trustee has signed this certificate.

Date of Issuance:
                      -------------------------------



                                        ---------------------------------------
                                        DAVID EPSTEIN, as Voting Trustee and
                                        not individually






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